Exhibit 23.1

Diplomat Pharmacy, Inc.

Flint, Michigan

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 1, 2018, relating to the consolidated financial statements of Diplomat Pharmacy, Inc. and the effectiveness of Diplomat Pharmacy, Inc.’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and of our report dated March 5, 2018, relating to the financial statements of LDI Holding Company, LLC (formerly Leehar Distributors, Inc.) appearing in the Company’s Form 8-K/A dated March 7, 2018.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
Troy, Michigan

April 6, 2018

BDO USA, LLP, a Delaware limited liability partnership, is the U.S. member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

BDO is the brand name for the BDO network and for each of the BDO Member Firms.